DATED 2009

(1) MANOR GRAND PRIX RACING LIMITED

- and -

(2) PRIME RACING LIMITED

-and-

(3) GREENWOOD COMMERCE LTD

OFFICIAL SPONSOR AGREEMENT
STRICTLY PRIVATE AND
CONFIDENTIAL

<u>EXECUTION COPY</u>

CONTENTS

THIS AGREEMENT is made on __ __________________ 2009

BETWEEN

(1) **MANOR GRAND PRIX RACING LIMITED,** a company incorporated in England with registered number 06661964 and whose registered office is at 1 Manor Drive, Sheffield, S25 3QU, United Kingdom ("**Manor**"); and

(2) **PRIME RACING LIMITED,** a company organised and existing under the laws of the British Virgin Islands, with registered office address at ______________________________ and whose principal office address is at 3208 – 610 Granville Street, Vancouver, BC V6C 3T3, Canada ("**Sponsor**"); and

(3) **GREENWOOD COMMERCE LTD,** a company organised and existing under the laws of the British Virgin Islands, with registered office address at ______________________________ (the "**Guarantor**").

RECITALS

A. Manor owns and manages the Team which competes in the World Championship (both of which terms are defined below).

B. The Sponsor wishes to enter into an agreement with Manor to receive the benefit of certain promotional, advertising and marketing rights and opportunities in connection with the Team.

C. Manor wishes to appoint the Sponsor as an official partner of the Team, and the Sponsor accepts such appointment, subject to the terms stated herein.

D. Manor intends to change its name to Virgin Racing Limited on or before 31 December 2009.

E. The Sponsor is a wholly-owned subsidiary of the Guarantor and the Guarantor is willing to guarantee the performance by the Sponsor of its payment obligations under this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement capitalised words and expressions shall have the meanings set out in Schedule 1.

1.2 Interpretation

1.2.1 Any reference to a statute or other legislation and/or code of practice shall be construed as a reference to that statute, other legislation and/or code of practice as from time to time re-enacted or amended;

1.2.2 Clause headings in this Agreement are for the convenience of the parties only and shall not limit, govern or otherwise affect its interpretation in any way;

1.2.3 References in this Agreement to clauses, sub-clauses, paragraphs and Schedules are references to those contained in this Agreement;

1.2.4 The Schedules to this Agreement are an integral part of this Agreement and reference to this Agreement includes reference thereto;

1.2.5 References to a **"person"** shall include that person's successors in title and assigns or transferees and shall be construed as including an individual, firm, partnership, trust, joint venture, company, body corporate, unincorporated body, association, organisation, any government or state or any agency of a government or state, or any local or municipal authority or other governmental body (whether or not in each case having a separate legal personality);

1.2.6 References to the masculine gender shall include the feminine, and to the singular shall include the plural, and vice versa; and

1.2.7 The words **"include"**, **"including"** and **"in particular"** shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words.

2. GRANT OF RIGHTS TO THE SPONSOR

2.1 Rights Granted

2.1.1 For the consideration set out in Clause 3 and subject to the terms and conditions set out in this Agreement, Manor hereby grants to the Sponsor, with respect to the Product Category, in and for the Territory and for the Rights Period, the Rights for exploitation solely in relation to the Products.

2.1.2 Without limitation to Clauses 2.1.3 or 2.1.4, the parties acknowledge that the nature and extent of the Rights may need to change over time for the benefit of one or both of the parties and the parties hereby agree to meet at least once per Year to discuss any variation to the Rights.

2.1.3 If any Applicable Law prohibits or restricts or may prohibit or restrict the enjoyment by the Sponsor of any of the rights or benefits granted pursuant to this Agreement Manor shall not be in breach of this Agreement by complying with such Applicable Law. Without limitation, and by way of example, if any Applicable Law prohibits the display of Sponsor Marks Manor may modify, remove, cover up Sponsor Marks or substitute them for alternative identification.

2.1.4 If Manor is unable to deliver particular Rights, it shall be entitled to substitute alternative rights with equivalent value without being in breach of this Agreement and without incurring any liability to the Sponsor.

2.2 Exclusivity

2.2.1 In respect of those Rights granted to the Sponsor under this Agreement which are stated to be "Product Category Exclusive", Manor has not granted

and will not grant to any other person in respect of the Rights Period substantially similar rights in relation to products falling within the Product Category.

2.2.2 In respect of those Rights granted to the Sponsor under this Agreement which are not stated to be "Product Category Exclusive", such rights are granted on a non-exclusive basis.

2.2.3 The Sponsor hereby acknowledges that notwithstanding any other provision of this Agreement any exclusivity which it enjoys does not extend to any rights owned or controlled by the Commercial Rights Holder, who shall be free to enter into any sponsorship or other arrangement whatsoever and Manor shall not be in breach of this Agreement by reason of the existence or operation of the same.

2.3 Limitations and Rights Reserved

2.3.1 The Sponsor agrees that the Rights are limited to the Product Category and it shall not exercise or exploit any of the Rights with or in relation to any product / service or brand not being a Product or the Brand (save as expressly provided for or authorised by Manor under this Agreement).

2.3.2 All rights and opportunities not expressly granted to the Sponsor hereunder are reserved by Manor, who shall be free to exploit such rights in any manner and at its sole discretion.

2.3.3 Any materials (not including Materials) supplied to the Sponsor in accordance with this Agreement shall as between the parties remain the property of Manor and shall be returned to Manor (or such other third party as Manor may nominate) on demand in writing (and in any case following termination and/or expiry of this Agreement) at the expense of the Sponsor.

2.3.4 The Sponsor expressly acknowledges and agrees that due to the nature of motor racing and the unforeseeable factors associated with it and with the preparation, transportation, development and driving of its Cars, that nothing in this Agreement shall impose or imply any obligation or warranty on the part of Manor as to the attainment or maintenance of any level of performance of the Team, any Driver or any Car or the reliability of the Team, any Driver or any Car in any Race, Test or in the World Championship.

2.3.5 For the avoidance of doubt, where any right or benefit is referred to as being available to the Sponsor during a Season or a Year and, for any reason, the Sponsor does not exercise or otherwise enjoy such right or benefit in such Season or Year, the Sponsor shall not be entitled to carry forward such right or benefit into any subsequent Season or Year or take any form of compensation or benefit in lieu thereof.

2.4 Approvals

Manor's approval shall, throughout this Agreement, be at its absolute discretion, but exercised reasonably and in good faith, and shall only be deemed given where

provided in advance by Manor in writing. For the avoidance of doubt, Manor's approval shall not be implied, and no failure to provide such approval within any specified time period shall be a breach of this Agreement.

3. CONSIDERATION

3.1 Nature of Consideration

In consideration of the Rights granted to the Sponsor under Clause 2, the Sponsor shall pay to Manor the Fee in accordance with the Fee Schedule (including without limitation the application of carbon credits as set out in that Schedule 5).

3.2 Payments

3.2.1 Notwithstanding any other provision of this Agreement, if in relation to any instalment of the Fee, the Sponsor does not provide Manor with at least fifteen (15) Business Days notice of an intention to make a payment by way of carbon credit pursuant to paragraph 2 of Part B of Schedule 5, the Sponsor's obligation shall be to make payment of the relevant instalment of the Fee in cash.

3.2.2 All cash payments by the Sponsor hereunder are exclusive of value added tax or any other taxes, imposts and duties properly chargeable and the Sponsor will pay all taxes, imposts and duties together with those amounts.

3.2.3 All cash payments by the Sponsor hereunder shall be made in Euros and shall promptly be paid into the Designated Account (at the Sponsor's cost) by telegraphic transfer and shall be non-refundable.

3.2.4 In the event that, due to legal or monetary restrictions in the Territory or a part thereof, the Sponsor shall be prohibited from remitting any payment due in the Designated Account in a timely manner, the Sponsor shall give Manor prompt notice thereof. The Sponsor shall, as instructed by Manor, either deposit all such payments in one or more banks or institutions in the name of Manor, or shall pay such amount to such persons or entities designated by Manor. In the event the legal or monetary restrictions shall be in place for a period longer than three (3) months, Manor may (without prejudice to its other rights and remedies under this Agreement), upon thirty (30) days prior written notice terminate this Agreement.

3.2.5 Whenever any payment falls due on a day which is not a Business Day, the due date for such payment shall be deemed to be the Business Day immediately preceding the date on which it would otherwise have fallen due.

3.3 No Right to Set-Off and no Withholding

3.3.1 All amounts payable to Manor pursuant to this Agreement are to be paid free and clear of currency control restrictions, bank charges, fees, duties or other transactional costs, the payment of which shall be the sole responsibility of the Sponsor.

3.3.2 The Sponsor agrees to indemnify and hold Manor harmless on demand from and against all deductions, taxes, fees, duties, charges and other costs that may be charged in accordance with this Agreement or otherwise.

3.3.3 If the Sponsor is required by law to make any withholding in respect of any payment required pursuant to this Agreement, additional amounts shall be simultaneously payable such that the Designated Account receives after that withholding those amounts which it would have received if no withholding had been required.

3.3.4 The Sponsor's obligations under this Clause 3 shall be performed without any right of the Sponsor to invoke set-off, deductions, withholdings or other similar rights.

3.4 Interest

If any sum payable by the Sponsor to Manor under this Agreement remains unpaid on the due date Manor may charge interest on such sums from the due date until paid in full at the rate of two per cent (2%) above the base rate of the Royal Bank of Scotland from time to time. The payment of such interest will be in addition to and not in substitution for any other remedies available to Manor in respect of such non-payment.

3.5 Payment of costs and expenses

The Sponsor shall pay to Manor any costs or expenses which are liable to be paid or reimbursed by the Sponsor under this Agreement within thirty (30) days of receipt of an invoice from Manor in respect thereof.

3.6 Parent Guarantee

3.6.1 The Guarantor hereby unconditionally and irrevocably guarantees to Manor the due and punctual performance by the Sponsor of the Sponsor's payment obligations under this Agreement. The Guarantor's liability shall be a continuing security to Manor until all of the payment obligations of the Sponsor under this Agreement have been satisfied.

3.6.2 The Guarantor shall pay Manor on demand and without deduction or withholding all sums from time to time due and payable by the Sponsor pursuant to this Agreement (but unpaid) or as damages for the breach of the Sponsor's obligations under this Agreement and shall indemnify Manor against any loss which it may suffer and any expenses which it may incur in consequence thereof.

4. MATERIAL

4.1 Creation of Material

4.1.1 If the Sponsor wishes to use any Licensed Property on any Material it shall:

(a) do so at its sole cost and expense and strictly in accordance with the provisions of this Agreement only;

(b) before any distribution or other use of such Material, obtain the written approval of Manor for the use of any such Licensed Property, the material of manufacture, design, quality and style of the Material, and the form of copyright and trade mark notices appearing thereon in relation to any use of any Licensed Property, in each case in accordance with the Approval Process; and

(c) ensure or procure that any Material distributed or used in connection with this Agreement shall conform with the samples which have been approved in accordance with Clause (b).

4.1.2 Without limitation to Clause 4.1.1, if the Sponsor wishes to use any Premiums then it will source and use them in accordance with the Premium Requirements and all provisions of this Agreement.

4.1.3 The Sponsor represents and warrants that each item of Material shall be:

4.1.3.1 of the highest quality and highest safety standards, and suitable for its intended purpose and will conform in all respects to the sample approved by Manor;

4.1.3.2 tamper-proof and that appropriate and effective procedures are implemented by the Sponsor to ensure prompt recall of such Material, if necessary; and

4.1.3.3 manufactured, packaged, distributed, advertised and sold in compliance with all Applicable Laws relating to the manufacture, promotion, distribution and sale (as relevant) of the Material, and any quality standards reasonably required by Manor (including the Code of Conduct, the highest standards of business ethics prevailing in the industry, in particular those relating to child or prison labour, and the ILO Declaration).

4.1.4 The Sponsor shall be entitled to request that Manor supplies, or procures the supply of, artwork and transparencies used in the reproduction of any Licensed Property which are reasonably necessary for the purposes of producing any Material, in which case Manor shall supply the same, subject to any associated processing, postage or handling cost (which shall be met by the Sponsor).

4.1.5 The Sponsor acknowledges that Manor is not competent to determine whether any of the Material is safe for distribution to and use by the public at large or otherwise compliant with any Applicable Laws, and any approvals given by Manor shall in no way detract from, or relieve the Sponsor of any obligation set out in this Agreement or otherwise.

4.2 Use of Material

The Sponsor shall:

4.2.1 pay all costs associated with the production of any Material, and the costs of the installation, maintenance and removal of such Material;

4.2.2 include a reference on all Promotional Material, at no cost to Manor and at Manor's discretion, to either Manor, the Team Website or any other reference as is Notified, in a style, manner and form to be given approval in accordance with the Approval Process in each individual case by Manor;

4.2.3 not use any Premiums or Promotional Materials for purposes other than promotional purposes and shall not itself, nor authorise any third party to, sell or offer for sale such Premiums or Promotional Material (whether for wholesale or retail sale) anywhere in the universe;

4.2.4 use its best efforts to ensure that no Material is used as a premium by any third party in connection with any products or services or otherwise;

4.2.5 not engage in any joint exploitation of or otherwise enter into any joint marketing or promotion in relation to any of the Rights granted under this Agreement with any third party or any third party's products or services (or any of the Sponsor's products or services other than the Products) (including by the affixation of any name, symbol, logo, design, identification, picture, likeness, trade mark or other mark, or any designation other than any Designation, denoting or identifying itself or any third party, or any of its products or services or any third party's product or service, on or to any material) and/or exploit any of the rights granted hereunder in such a manner as may reasonably be construed as implying any connection between Manor and any third party (by way of example only, so-called "tie-up" relationships with media and/or retail entities);

4.2.6 not sell or distribute or allow the sale or distribution of any Material to promote the sale of the Sponsor's other products or services or the products or services of any third party, or to impose contractual terms on third parties requiring them to purchase other goods or merchandise (via bundling or otherwise) as a condition of dealing with or selling any Material. Without limitation to the foregoing, the Sponsor shall restrict the use of the Licensed Property in any Promotional Material or Premiums to the sale and promotion of Products, excluding any other product and/or service that is manufactured, distributed, sold or advertised either by the Sponsor or any other third party;

4.2.7 include adjacent to any Licensed Property, an appropriate copyright notice confirming ownership of copyright therein and an appropriate trade mark notice (the form of which notices shall be as Notified);

4.2.8 if requested by Manor, make available to Manor and/or its nominee(s), on best commercial terms, a reasonable selection and quantity of Products; and

4.2.9 promptly notify Manor of the details of any complaint received by the Sponsor regarding any aspect of any Material and act promptly to respond to and satisfactorily resolve the complaint in accordance with procedures agreed by Manor.

5. INTELLECTUAL PROPERTY

5.1 Ownership of Proprietary Rights in the Licensed Property

5.1.1 The Sponsor acknowledges and agrees that all Proprietary Rights as may subsist in and/or may be acquired in or in connection with any of the Licensed Property, together with any goodwill attaching thereto shall as between Manor and the Sponsor remain the sole property of Manor.

5.1.2 If any right, title or interest in or to such Proprietary Rights and/or goodwill in and to any Licensed Property becomes vested in the Sponsor and/or any Associate thereof (by the operation of law or otherwise) the Sponsor shall immediately and unconditionally assign free of charge (or procure the assignment free of charge of) any such right, title, interest or goodwill to Manor or any nominees thereof and shall execute (or procure the execution of) any documents and perform (or procure the performance of) all acts required by Manor for the purpose of confirming such assignment. The Sponsor hereby irrevocably appoints and authorises Manor to execute the same on its behalf as its authorised agent if the Sponsor fails to execute and deliver any such document or do any such act within seven (7) Business Days of any request in writing therefor from Manor. Pending such unconditional assignment, the Sponsor shall hold such right, title, interest and goodwill which have become vested in it on trust for Manor;

5.1.3 The Sponsor shall not, or authorise, permit, assist or encourage any third party to, at any time (whether during or after termination of this Agreement), register, maintain or renew the registration of, or attempt to register any Proprietary Rights in or to any Licensed Property or any name that is identical or similar to (or incorporates) any of the Licensed Property;

5.1.4 Manor will take such measures as it considers reasonable to protect the Licensed Property in the Territory and the Sponsor shall provide Manor with all assistance it reasonably requires in connection therewith (including but not limited to showing proof of use of the Licensed Property on Materials);

5.1.5 The Sponsor shall immediately give Manor written notice of any threatened or actual unauthorised use by third parties of any Licensed Property or acts of unfair competition of which the Sponsor becomes aware including, without limitation, any passing off or threatened passing off by reference to any Proprietary Rights comprised in any Licensed Property.

5.2 Third Party Proceedings

5.2.1 The Sponsor acknowledges that, as between the parties, Manor retains the exclusive right, but not the obligation, to take action in respect of any unauthorised use, infringement or imitation of, or challenge to, any Licensed Property or other violation or attempted violation of the rights attaching to any Licensed Property. The Sponsor shall not therefore bring or cause to be brought any action in respect of any of the above without Manor's prior written approval.

5.2.2 If Manor wishes to (or otherwise does) take or defend any proceedings referred to at Clause 5.2.1, the Sponsor will provide to the best of its ability full assistance (including, without limitation, by means of providing documentation and information, making relevant personnel available and obtaining such relevant evidence as may be within its power) to Manor and/or Manor's nominee, at Manor's reasonable cost, save that the Sponsor shall be responsible for any in-house costs incurred in so providing such assistance, but not any out-of-house costs (provided such costs are incurred with Manor's approval both as to their nature and amount) in any action, claim or proceedings brought or threatened in relation to any Licensed Property.

5.2.3 Manor shall not be obliged to take or defend any proceedings referred to at Clause 5.2.1 and shall not be liable to the Sponsor in any way for any failure on its part so to do. Manor shall have the conduct of all such proceedings and shall at its absolute discretion decide what action, if any, to take.

5.2.4 Any settlement, penalties, damages or other benefit or recovery arising from or in connection with any action pursuant to this Clause 5.2 shall, as between the parties, be the sole property of Manor (and in the event of any direction to the contrary by the relevant court, the Sponsor shall apply any such settlement, penalties, damages or other benefit or recovery as directed by Manor).

5.3 Use of the Sponsor Marks by Manor

5.3.1 The Sponsor hereby grants to Manor for the Territory for the term of this Agreement a royalty free non-exclusive licence to use and to grant rights to use the Sponsor Marks and the advertising and other materials referred to in Clause 4.1, for such purposes as are specified in this Agreement and/or are reasonable in the ordinary course of Manor's business (including the production of replicas of Team Clothing, Cars and other elements of the Team's participation in the World Championship and including the requirements of the Commercial Rights Holder or otherwise pursuant to the Concorde Agreement).

5.3.2 Without prejudice to Clause 11.1, if any claim or action is made by a third party against Manor (or any Associate or sub-licensee thereof) that the use of any of the Sponsor Marks pursuant to this Agreement infringes or allegedly infringes the Proprietary Rights or other rights of a third party ("**IPR Infringement Claim**"), then notwithstanding anything contained in this Agreement, Manor shall not be required to display or otherwise use the relevant Sponsor Mark (and for the avoidance of doubt, shall not be in breach of this Agreement) until such time as the Sponsor has satisfied its obligations under Clause 5.3.3 below.

5.3.3 If any IPR Infringement Claim is made the Sponsor shall, at its option, promptly and at its own expense:

(1) procure for Manor (to Manor's absolute satisfaction) the right to continue displaying and using the relevant Sponsor Mark in accordance with Clause 5.3.1; or

(2) provide Manor with a replacement Sponsor Mark, which is approved by Manor and which avoids the infringement or alleged infringement to Manor's absolute satisfaction and which complies in all material respects with the specifications previously agreed between the Parties as to the size and colour of the relevant Sponsor Mark. Manor will have a reasonable period of time to implement any replacement Sponsor Mark and the Sponsor agrees that any and all costs which are associated with any such replacement shall be for the Sponsor's account and shall be payable on demand.

5.4 Use of Third Party Marks by the Sponsor

Without prejudice to Clause 4.2.5, if Manor's approval is given to the Sponsor's use of any Licensed Property in conjunction or connection with any third party's product, service, logo, symbol, design, identification, name, likeness, trade mark, artwork or other mark, the Sponsor will bear full responsibility for ensuring that its use of the third party's mark is authorised by such third party. Any approval given by Manor in relation to the Sponsor's use of any Licensed Property will relate solely to such Licensed Property and will not be construed as an authorisation or approval of the Materials itself or of the use of such third party's mark.

6. THE SPONSOR'S UNDERTAKINGS

The Sponsor hereby represents, warrants and undertakes to Manor that the Sponsor:

6.1 The Sponsor's undertakings in relation to the Licensed Property

6.1.1 shall use Licensed Property only on the Materials;

6.1.2 shall only use any Licensed Property in accordance with the Brand Guidelines and instructions given by Manor from time to time;

6.1.3 shall not do or authorise, permit, assist or encourage any third party to do any act or thing which compromises, impairs or reflects unfavourably upon the value, good name, goodwill, reputation or image of any Licensed Property or otherwise may, in the reasonable opinion of Manor and/or the Commercial Rights Holder, result in any of the Licensed Property becoming "generic";

6.1.4 shall (if the same is/are or become registered) not do or omit to do anything which might undermine or prejudice the validity of any Licensed Property as a registered trade mark (or undermine or prejudice any trade mark application), and further shall (upon Manor's request) enter into a formal licence in relation to any use of any element of the Licensed Property;

6.1.5 shall do such acts and take such steps as are necessary to protect the value and integrity of the Licensed Property in the Territory including dealing with appropriate regulators and authorities with regard to anti-counterfeiting measures and complying with such reasonable requests as Manor shall make in this regard;

6.1.6 shall, subject to its obligation under Clause 6.3.3, when referring to the Team, always use the Team Name and in the event that the Sponsor is

prevented by virtue of Applicable Laws from using the full Team Name, it shall be permitted to use the agreed default version instead.

6.2 Sponsor's undertakings in relation to Participants and Team Imagery

6.2.1 shall not pass off any of the Products or Materials as constituting or implying their being authorised or otherwise endorsed by any individual Participant, Title Partner, supplier, the World Championship, the FIA or by the Commercial Rights Holder, unless the Sponsor has entered into an agreement with such person(s) which would allow it to do so, and shall if reasonably requested by Manor clearly and visibly indicate this where appropriate, using wording such as "This product is not endorsed by [any individual driver or club official] [FIA] [FOA] [Tyre Supplier]" (or some such other form as may be approved by Manor) and (without prejudice to the generality of the above) the Sponsor shall ensure (without prejudice to Manor's rights of approval as set out at Clause 3.6) that any Team Imagery is used only in relation to (as relevant) the Driver's driving for or Team Personnel's role at, the Team and not by way of any product endorsement by any Driver or Team Personnel and that without limitation any Team Imagery shall only be used in the context of the performance of relevant sporting duties for Manor, with the Driver wearing the Team Clothing;

6.2.2 shall ensure that no Team Imagery is portrayed or used in a manner which distorts the image of, or caricatures, the person who owns the same;

6.2.3 shall take such steps as any Participant may reasonably require to assist that Participant in the protection and enforcement of the Licensed Property at the cost of such Team and shall not do anything to damage such Licensed Property or adversely affect the value of such Licensed Property;

6.3 General

6.3.1 has full power and authority to execute this Agreement and to perform its obligations hereunder and that the execution of this Agreement by the Sponsor and the performance by the Sponsor of its obligations hereunder does not and will not interfere with the rights of third parties who are not a party hereto and will not constitute a breach of any agreement to which the Sponsor is party;

6.3.2 has the right to use the Sponsor Marks and to license to Manor the right to use them (and sub-license them) in accordance with this Agreement without obtaining the consent of any third party, and further that Manor's (or Manor's Associates' or licensee(s)'s) use of the same pursuant to this Agreement shall not infringe the rights of any third party;

6.3.3 shall comply with all Applicable Laws with respect to the exercise of the rights granted hereunder and the performance of its obligations hereunder;

6.3.4 shall use its best endeavours to exploit the rights granted hereunder and to promote and advertise the Team including participating in joint promotional activities with Manor (in each case subject to Manor's approval);

6.3.5 shall promptly observe and comply with all instructions, directions or regulations issued by or on behalf of Manor, the FIA or the Commercial Rights Holder relating to the organisation, safety and image of any element of any event in which the Manor or the Team is involved;

6.3.6 shall not do or suffer to be done any act or thing which compromises, impairs or reflects unfavourably upon the good name, goodwill, reputation or image of: Manor, the Team, any of Manor's Associates, any Participant, the World Championship, the FIA, the Commercial Rights Holder and/or the sport of formula one in general;

6.3.7 shall not do, cause or permit anything which in the opinion of Manor is offensive, immoral, pornographic or likely to offend the rights of individuals or any political, religious, racial or minority group and further shall not use any Licensed Property in any manner contrary to public morals or which is misleading or deceptive or compromises or reflects unfavourably upon the good name, goodwill, reputation or image of: Manor, the Team, any of Manor's Associates, any Participant, the World Championship, the FIA, the Commercial Rights Holder and/or the sport of formula one in general, or which might jeopardise, limit or dilute Manor's or the Commercial Rights Holder's Proprietary Rights in any Licensed Property or any other property of any kind;

6.3.8 shall not describe or represent itself as an agent or a representative of Manor or make any representation about a connection with the Team except strictly in accordance with, and subject to, the terms of this Agreement;

6.3.9 shall not adopt or use as its corporate or other legal name, or as a trade mark, trade name or service mark, any marks, drawings, symbols, emblems, logos, designations or names confusingly similar to any Licensed Property or any similar indicia or derivation of such marks in any language;

6.3.10 shall promptly answer any reasonable request for information made by Manor at any time in respect of this Agreement (including, without limitation, if required by Manor, by producing written submissions to Manor, attending meetings and/or participating in telephone conversations);

6.3.11 shall ensure that John Novak (or such other person as is approved by Manor) shall be available for telephone contact by Manor at any and all times during the Rights Period;

6.3.12 is not a party to any pending or threatened litigation or arbitration proceeding with Manor or any of Manor's Associates, or any Participant;

6.3.13 shall not knowingly take any action that would or could impose upon Manor any obligation or liability to a third party;

6.3.14 shall, if: (i) it suffers an Act of Insolvency; (ii) any Associate of the Sponsor suffers an Act of Insolvency; (iii) it considers there is a reasonable prospect that it may suffer an Act of Insolvency; or (iv) it considers there is a reasonable prospect that any Associate of the Sponsor may suffer an Act of Insolvency, it shall immediately inform Manor by notice in writing (setting

out in reasonable detail the information surrounding the circumstances in question);

6.3.15 shall promptly notify Manor of the details of any complaint received by the Sponsor regarding any aspect of any Material and act promptly to respond to and satisfactorily resolve the complaint in accordance with procedures agreed by Manor;

6.3.16 shall not pledge the credit of or purport to bind Manor in any way;

6.3.17 shall keep Manor regularly informed as to the Sponsor's exploitation of the rights granted hereunder and any further commercial opportunities that may arise as a result and supply Manor with such information in a format and frequency approved by Manor;

6.3.18 shall promptly advise Manor of any material change in the ownership or controlling interest or the financial position of the Sponsor;

6.3.19 shall promptly advise Manor of any material matter which comes to the attention of the Sponsor and which may have a detrimental effect on this Agreement or any other exercise of the rights granted hereunder (including any matter which has resulted or might result in a default of the Sponsor's obligations hereunder); and

6.3.20 strictly in accordance with the terms of this Agreement, shall cooperate in good faith with the Other Sponsors, or such other third parties as are Notified, for the benefit of the Manor and/or the Team.

6.4 Guarantor's undertakings

The Guarantor warrants, undertakes and represents to Manor that:

6.4.1 it is, and shall throughout the Rights Period remain, the company that owns and/or Controls the Sponsor;

6.4.2 it has sufficient assets to satisfy at any time the Sponsor's liabilities hereunder in the event of default.

7. MANOR'S UNDERTAKINGS

Manor represents, warrants and undertakes to the Sponsor that Manor:

7.1 Full Power and Authority

7.1.1 has full power and authority to execute this Agreement and to perform its obligations hereunder and that the execution of this Agreement by Manor and that, subject to the acknowledgement in Clause 7.1.2 below, the performance by Manor of its obligations hereunder does not and will not interfere with the rights of third parties who are not a party hereto and will not constitute a breach of any agreement to which Manor is party; and

7.1.2 the Licensed Property is either owned by Manor or licensed to Manor by a third party, as the case may be, but the Sponsor acknowledges that Manor does not represent, warrant or undertake that there are no conflicting third party rights in any part of the Territory or that any use of any such Licensed Property shall not otherwise breach any Applicable Laws and Manor shall not be responsible to the Sponsor in respect of any losses, damages, liabilities, penalties, fines and expenses (including legal fees) suffered, incurred or paid by the Sponsor in consequence of or arising out any such claim; and

7.2 Compliance

7.2.1 shall comply with all Applicable Laws with respect to this Agreement.

8. TERM, TERMINATION AND EXPIRY

8.1 Term

This Agreement shall become effective on the Commencement Date and shall, subject to earlier termination thereof in accordance with the terms hereunder, remain effective until the end of the Rights Period.

8.2 Termination by Manor

Manor may terminate this Agreement immediately by written notice to the Sponsor:

8.2.1 if any consideration due hereunder is overdue and the Sponsor and/or the Guarantor has failed to remedy the same within 14 day of being reminded of its/their obligation to discharge the overdue payment (time for the provision of such consideration being of the essence);

8.2.2 if the Sponsor challenges the validity of the Licensed Property and/or any of Manor's or the Commercial Rights Holder's Proprietary Rights therein or alternatively attempts to register in any country any of Manor's or the Commercial Rights Holder's Proprietary Rights (which for the avoidance of doubt include those in any Licensed Property) or does any other act which could adversely affect Manor's or the Commercial Rights Holder's ownership of any Licensed Property;

8.2.3 if the Sponsor fails to keep the Confidential Information secret and confidential;

8.2.4 if the Sponsor purports to assign, sub-license, sub-contract or otherwise transfer its interest or part thereof in this Agreement, other than strictly in accordance with Clause 13.1

8.2.5 in accordance with Clause 3.2.4.

8.2.6 if there is a change of Control of the Sponsor.

8.3 Termination by either party

Either party may terminate this Agreement immediately by giving notice in writing to the other and to take effect on the date specified in the notice on or after the occurrence of any of the following events:

8.3.1 the other party commits or undergoes an Act of Insolvency;

8.3.2 the other party fails to comply with any of its material obligations under this Agreement (other than those of the Sponsor which are set out in Clause 8.2) and does not remedy such failure within fourteen (14) days of being called upon to do so by notice in writing; for the avoidance of doubt, any use by the Sponsor of any of the Licensed Property other than strictly in accordance with and pursuant to the terms of this Agreement shall be deemed to be a failure to comply with the Sponsor's material obligations hereunder;

8.3.3 a court of competent jurisdiction or authority (including without limitation OFCOM, the UK Competition Commission and/or the European Commission) makes a final determination to the effect that the grant of the Rights by Manor pursuant to this Agreement forms part of or is made pursuant to an arrangement which is unlawful, void or unenforceable in its entirety;

8.3.4 in accordance with Clause 9; or

8.3.5 the Team withdraws from or otherwise stops competing in any World Championship.

8.4 Termination by the Sponsor

The Sponsor shall have the right to terminate this Agreement with effect only after the final Race in the 2010 season (**"Break Option"**) provided that it exercises such Break Option by serving notice thereof to Manor no later than 15 September 2010.

8.5 Effect of expiry or termination

Any termination by either party or the expiry of this Agreement shall be without prejudice to any other right or remedy that such party may have against the other party (including in respect of any antecedent breach of this Agreement), and shall not relieve such other party from fulfilling the obligations accrued prior to such termination or expiry. Upon expiration or termination of this Agreement, all licences and rights granted to the Sponsor under this Agreement shall automatically revert immediately to Manor and:

8.5.1 the Sponsor shall immediately cease all exercise of such licences and rights, shall not use or purport to use any Licensed Property (or any other mark or name which is substantially identical with or deceptively similar to any Licensed Property) or any other right or opportunity granted under this Agreement and shall immediately cease to represent (either directly or indirectly) that it, the Products, or any other person, products or services has any association with Manor, the Team, any of Manor's Associates, any

Participant, the World Championship, the FIA and/or the Commercial Rights Holder;

8.5.2 Manor may immediately grant to third parties, and/or otherwise deal with as it sees fit, the rights and benefits granted to the Sponsor under this Agreement;

8.5.3 the Sponsor shall cancel and/or terminate immediately all contracts, orders or requests for the manufacture or supply of any goods or services which involve or may lead to any use, application or exploitation of any Licensed Property or any of the other rights granted to the Sponsor under this Agreement, and shall cooperate with the cancellation of the recording of the Sponsor as a user of any trade or service mark arising from or relating to any Licensed Property which Manor may require;

8.5.4 immediately, the Sponsor shall, at its cost but at Manor's option, destroy and/or deliver up to Manor:

(a) any Material held by the Sponsor (or any of its Associates, employees, agents, consultants or subcontractors) and bearing any Licensed Property;

(b) all documents, materials and other media recording containing any Confidential Information and all copies thereof;

(c) the original of this Agreement together with all associated documentation and copies of correspondence; and

(d) all other documents relating to the rights granted pursuant to this Agreement and their use, in the possession or control of the Sponsor or any of its Associates, employees, agents, consultants or subcontractors

and (if Manor requires any/all of the same to be destroyed) provide official destruction certificates which are acceptable to Manor;

8.5.5 any sums that have accrued but have not been paid to Manor in relation to the period prior to expiration or termination shall become immediately due and payable; and

8.5.6 if this Agreement terminates due to the default of the Sponsor then the entire Fee shall become due and payable and Manor shall be entitled to retain all consideration actually provided by the Sponsor under this Agreement.

8.6 Residual rights

The Sponsor acknowledges that it shall have no residual rights, options or other arrangements of any nature, express or implied with respect to any future licensing or sponsorship of the Team or Manor if the World Championship or the Team's participation therein is cancelled or after the termination or expiry of this Agreement.

8.7 Clauses surviving termination

The following clauses shall survive termination 3.6, 8.5, 11, 12 and 16.

9. FORCE MAJEURE

Provided that they act reasonably and prudently, the parties shall be excused from performance of obligations under this Agreement while and to the extent they are unable to perform such obligations due to any Force Majeure Event. The parties agree that the introduction of a new currency in the country where the Sponsor and/or Manor have registered offices, and/or in any country of the Territory shall not be considered by the parties to be a Force Majeure Event entitling either party to be excused from performance under this Agreement. Excuse from performance does not extend the Rights Period or excuse the Sponsor's obligation to pay to Manor any Fees or other sums due hereunder. If the circumstance of a Force Majeure Event continues for a period of three (3) months or longer, the party not affected by the Force Majeure Event shall have the right to terminate this Agreement upon written notice to the affected party.

10. ASSOCIATES

The Sponsor acknowledges that, without prejudice to the remainder of this Clause 10, all of its obligations entered into under the terms of this Agreement shall be for the benefit of Manor and all Associates of Manor (from time to time), and agrees that it is the parties' intention that all such Associates shall be entitled to directly enforce all such obligations against the Sponsor as if they were parties to this Agreement.

11. INDEMNIFICATION AND INSURANCE

11.1 Indemnification

The Sponsor hereby agrees to indemnify on demand, defend and hold Manor, any of Manor's Associates, all Participants and each of their directors, executive members, officers, employees and agents harmless from and against any and all losses, damages, liabilities, penalties, fines and expenses (including, without limitation, legal fees) resulting from:

(a) any breach of any of the warranties, representations, undertakings or agreements of the Sponsor contained or made in this Agreement;

(b) any Product Claim by any third party (including, without limitation, any governmental authority);

(c) any action, claim or assertion by any third party that the use by Manor or any Associate or licensee thereof of any of the Sponsor Marks or Materials in accordance with this Agreement infringes any Proprietary Rights or other rights of such third party;

(d) any use by the Sponsor of any of the Rights (including without limitation the right to use any Licensed Property) other than in accordance with this Agreement.

For the purposes of this Clause 11.1 "Product Claim" means any action, proceeding or claim resulting from or arising out of the manufacture, production, distribution, handling, advertising, consumption or use of, or otherwise relating to any Material,

whether or not such claim arises during the Rights Period. For the avoidance of doubt, any approval by Manor of any use of the Licensed Property relates only to the use of the Licensed Property and does not amount to approval of any Material and shall not affect this right of indemnification. The provisions of this Clause 11.1 shall survive the termination or expiry of this Agreement.

11.2 **Insurance**

11.2.1 Manor undertakes that it shall take out levels of insurance as it shall deem appropriate to cover the risks it has identified in respect of its business activities and undertakes that the Sponsor's interest in the activities contemplated in this Agreement shall be noted under the terms of such cover. Manor shall immediately inform the Sponsor should any changes be made to the coverage or the policy which materially affects the Sponsor.

11.2.2 The Sponsor warrants that it has, and shall maintain throughout the Term, suitable product liability insurance to cover in full liability for any claim (including Product Claim) for which the Sponsor, Manor, its Associates, any Title Partner and/or Participant may become liable as a result of the Sponsor's exploitation of the Rights (including its use of the Licensed Property). The Sponsor shall, as soon as reasonably practicable following a written request by Manor to do so, deliver certified copies of insurance certificate evidencing satisfactory coverage and the Sponsor undertakes to inform Manor immediately if it has received notice of cancellation or if any material changes in coverage.

12. LIMITATION ON LIABILITY

12.1 Manor will not be liable to the Sponsor in contract, tort or otherwise (including, without limitation, any liability for any negligent act or omission) for:

12.1.1 any indirect or consequential losses including, without limitation, loss of revenue, business, contracts, anticipated savings, profits, opportunity or wasted expenditure; and/or

12.1.2 any personal injury to or death of any employee, representative or agent of the Sponsor unless caused directly by a negligent act or omission on the part of Manor

howsoever arising out of or in connection with the performance of its obligations or any breach thereof under this Agreement.

12.2 The Sponsor shall (as between the Sponsor and Manor) be solely liable for any death or personal injury to third parties, damage to property or any other claims, losses, costs or demands arising out of any accidental, negligent or wilful act or omission of any employee, representative, or agent of the Sponsor in relation to the performance of this Agreement or otherwise.

12.3 Neither party will be liable to the other for any loss, damage, costs, expenses or other claims for compensation arising as a direct or indirect result of breach or non performance of this Agreement due to a Force Majeure Event.

12.4 Manor's maximum total aggregate liability in contract, tort, or otherwise (including, without limitation, any liability for any negligent act or omission and breach of any statutory duty) howsoever arising out of or in connection with the performance or observance of its obligations or any breach thereof under this Agreement will be limited to the sums received and retained by Manor in accordance with Clause 3.1 as at the date of such act or omission.

12.5 The Sponsor acknowledges that the grant of rights and all the obligations of Manor under this Agreement are conditional upon Manor remaining entitled to enter into the same and Manor shall not have any liability for any loss, damages, costs, claims, expenses or fees of any nature (including without limitation for the return of the Fee paid) arising from the circumstances referred to in Clause 8.3.3.

12.6 For the avoidance of doubt, all payment and indemnity obligations of the Sponsor and the Guarantor are joint and several.

13. ASSIGNMENT, TRANSFER AND CHANGE OF NAME

13.1 General Prohibition

13.1.1 Except as expressly set out in Clause 13.1.2, neither this Agreement nor any of the Sponsor's rights or obligations hereunder may be assigned or sublicensed or otherwise transferred or dealt with by the Sponsor without Manor's approval and any attempted assignment or sub licence or other transfer or dealing, including attempted assignment, sub-licence, transfer or dealing, without such approval shall be void and considered a material breach of this Agreement.

13.1.2 The Sponsor shall be entitled to sub-license the rights set out in paragraphs 3 and 4 of Schedule 7 (the **"Association Rights"**) for exercise by its Associates provided always that:

(a) the identity of any proposed Associate together with the brand and products and/or services in connection with which any such Associate proposes to exercise the Association Rights shall be submitted in writing by the Sponsor to Manor for prior written approval; and

(b) if approved by Manor, the Sponsor shall enter into a limited sub-licence arrangement with the permitted Associate (a **Permitted Sub-Licence**) on terms to be agreed and approved by Manor, it being agreed by the Sponsor that:

(i) the grant of any Permitted Sub-Licence in accordance with the provisions of this Clause 13.1.2 shall not relieve the Sponsor of any of its obligations contained herein or of any liability for any act or omission on the part of any Permitted Sub-Licensee and the Sponsor shall remain primarily liable for any breach of this Agreement or Permitted Sub-Licence by the Sub-Licensee and shall indemnify Manor against any claims, losses, damages, expenses (including reasonable legal expenses) suffered by Manor as a direct or indirect result of any such breach;

(ii) the Sponsor shall not derive any financial gain from the sub-licensing of the Association Rights to permitted Sub-Licensee;

(iii) each Permitted Sub-Licence shall reproduce (mutatis mutandis) all of the terms, conditions and restrictions contained in this Agreement which are applicable to the exercise of the Association Rights including without limitation those contained in Clauses 2.3, 2.4, 3.6, 5 and 6 (the **Applicable Terms**) and the Sponsor undertakes to procure that each Permitted Sub-Licensee fully observes and complies with each of the Applicable Terms (as so reproduced in the relevant Permitted Sub-Licence);

(iv) the terms of each Permitted Sub-Licence shall allow for the immediate suspension of the Association Rights (the **Suspension Right**) by notice in writing to the Permitted Sub-Licensee in the event that Manor reasonably considers that the relevant Permitted Sub-Licensee has breached the terms of any Permitted Sub-Licence and/or any of the Applicable Terms and, if such breach is incapable of remedy or, if capable of remedy, the breach is not remedied within seven (7) days of receipt of a written notice from the Sponsor (which shall be copied to Manor) or from Manor requiring the same, shall allow for the termination of the relevant Permitted Sub-Licence by Manor without liability (the **Termination Right**) and the Sponsor shall ensure that the terms of each Permitted Sub-Licence allow for the Suspension Right and the Termination Right to be directly enforceable by Manor pursuant to the Contracts (Rights of Third Parties) Act 1999 and in accordance with this sub-clause (c);

(v) within thirty (30) days after the Sponsor has concluded any Permitted Sub-Licence the Sponsor shall supply a signed copy thereof to Manor; and

(vi) the Sponsor shall immediately terminate any Permitted Sub-Licence in the event that Manor reasonably believes that the Permitted Sub-Licensee is bringing into disrepute Manor, the Team, any of Manor's Associates, Title Partners, any Participant, the World Championship, the FIA, the Commercial Rights Holder and/or the sport of formula one in general.

13.2 Manor's ability to transfer

Without prejudice to the provisions of Clause 10, Manor has the right to sub-license, transfer or assign any of its rights under this Agreement to any person. Manor also has the right to transfer (in any way) any of its obligations under this Agreement to any Associate of Manor, or to appoint any third party as its agent to assist in the performance of such obligations. Manor shall continue to be accountable to the Sponsor under the terms of this Agreement unless the Sponsor shall have consented to an assignment by Manor.

13.3 **Manor's change of name**

The Sponsor acknowledges that, during the term of this Agreement, Manor intends to change its company name, together with that of the Team.

14. **RELATIONSHIP OF THE PARTIES**

Nothing in this Agreement shall be construed as constituting a partnership, agency or joint venture between the parties hereto, except as set out in Clause 5.1.2.

15. **WAIVER AND REMEDIES**

15.1 **No Waiver**

No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof or acceptance of any variation of this Agreement nor shall any single or partial exercise by either party of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

15.2 **Remedies**

15.2.1 The rights and remedies within this Agreement are cumulative and not exclusive of any rights and remedies provided at law.

15.2.2 The Licensed Property and the other rights granted to the Sponsor under this Agreement are of a special, unique and extraordinary character which gives them a peculiar value. Any loss and/or disruption to the exploitation of any Licensed Property and/or any such rights cannot reasonably or adequately be compensated by damages and so Manor shall be entitled to seek remedies of injunction, specific performance and other equitable relief to enforce this Agreement and/or prevent a breach hereof. For the avoidance of doubt, such remedies shall be in addition to any other rights and remedies which may be available to Manor.

16. **CONFIDENTIALITY**

16.1 A party's "**Permitted Recipients**" are its auditors, other professional advisers, its Associates, and the directors, officers, employees or sub-contractors of itself or any of these or any persons approved by the Disclosing Party pursuant to Clause 16.2.4 below.

16.2 Each party (the "**Recipient**") undertakes to:

16.2.1 keep and maintain all Confidential Information supplied directly or indirectly from the other party (the "**Disclosing Party**") in the strictest confidence;

16.2.2 not itself to make use of any Confidential Information supplied by the Disclosing Party for a purpose other than the performance of its obligations or the exercise of its rights under this Agreement;

16.2.3 to take all proper steps to prevent is unauthorised or unlawful use or

disclosure; and

16.2.4 subject to the other provisions of this Clause 16, not to disclose such information to any third party without the prior written consent of the Disclosing Party. Where the Disclosing Party has given such prior written consent, such third party shall be a Permitted Recipient of the Recipient under this clause but solely in relation to the element of Confidential Information in respect of which the Disclosing Party has given its written consent for the Recipient so to disclose (and not any other Confidential Information relating to the Disclosing Party).

16.3 Subject to the provisions of this Clause 16, the Recipient may disclose the Disclosing Party's Confidential Information without consent to:

16.3.1 the Permitted Recipients in accordance with this Clause 16.3 (unless the Disclosing Party reasonably believes that the disclosure to the Permitted Recipient may or shall materially prejudice the Disclosing Party's business, in which event the Recipient shall cease to disclose such Confidential Information to its Permitted Recipients (other than its auditors and professional advisers); and

16.3.2 to a Court or legal or regulatory body of competent jurisdiction, if and to the extent required to do so by law, court proceedings relating to the subject matter of this Agreement or any authority of competent jurisdiction. In this case the Recipient shall limit disclosure to the extent strictly necessary and shall give the Disclosing Party as much notice of the requirement as practicable.

16.4 The Recipient may only use the Disclosing Party's Confidential Information for the purposes of fulfilling its obligations under this Agreement and may only disclose such Confidential Information to its Permitted Recipients and only then on a need to know basis for the purposes of this Agreement or, in the case of professional advisers in carrying out the responsibilities as professional advisers to the parties. The Recipient must ensure that its Permitted Recipients who receive such Confidential Information:

(a) comply with the requirements of confidentiality set out in this Agreement in the same manner as if they were the Recipient; and

(b) do not cause or permit such Confidential Information to be disclosed to any third party i.e. any person not being a Permitted Recipient.

The Disclosing Party may require the Recipient to verify compliance with this provision. The Recipient shall be responsible to the Disclosing Party for any breach of confidentiality by it or by its Permitted Recipient.

16.5 Without prejudice to the other rights of the Disclosing Party, in the event of an unauthorised disclosure or use of its Confidential Information occurring directly or indirectly through a disclosure made by the Recipient, the Recipient shall use all reasonable endeavours to assist the Disclosing Party in recovering and preventing the use, dissemination, sale or other disposal of such Confidential Information.

16.6 The provisions of this Clause 16 shall not prevent the Recipient from disclosing any Confidential Information which:

(a) it can be shown by the Recipient was properly in the possession of the Recipient (with the lawful right to disclose) prior to receiving it from the Disclosing Party;

(b) is or subsequently comes into the public domain other than by breach of this Agreement;

(c) was independently developed by the Recipient;

(d) was received from a third party which was free to divulge it; or

(e) the parties otherwise agree in writing that it may disclose.

16.7 The provisions of this Clause shall apply during the term of this Agreement and shall continue to survive the expiry or termination of this Agreement.

17. COSTS

Each party shall bear its own costs in relation to the negotiation, preparation and execution of this Agreement.

18. ANNOUNCEMENTS AND PRESS RELEASES

Manor and the Sponsor shall consult with each other in respect of any press release and/or announcement connected with this Agreement and any such press release and/or announcement shall only be made once agreed in writing by the other party hereto. The parties shall issue a joint press release at the announcement of this Agreement.

19. FURTHER ASSURANCES

Each party shall, and shall use all reasonable endeavours to procure that third parties (except in relation to any Associate of the Sponsor, in relation to whom the Sponsor shall use best endeavours) shall, execute and sign such documents and do such acts and things as the other party shall reasonably request in order to carry out the intended purpose of this Agreement or to establish, perfect, preserve or enforce that other party's rights under this Agreement.

20. NOTICES

20.1 Method and Delivery

Any notice or other communication to be given under this Agreement shall be in writing in English and signed by or on behalf of the party giving it (or its representative) and shall be delivered by hand, or sent by fax to the address or fax

number given in Clause 20.2 (or such other address or fax number as the receiving party has specified to the sending party on at least ten (10) Business Days' notice).

20.2 **Addresses**

The addresses and numbers of the parties for the purposes of Clause 20.1 are:

Manor	**Manor Grand Prix Racing Limited**
	[redacted]
Facsimile	
Attention	
Copy	
Sponsor	**Prime Racing Limited**
Facsimile	[redacted]
Attention	John Novak
Copy	Jensen Lunny MacInnes
Facsimile	[redacted]
Guarantor	**Greenwood Commerce Ltd**
	British Virgin Islands
Facsimile	
Attention	
Copy	

20.3 **Receipt**

Any notice or other communication given or made under this Agreement shall, in the absence of earlier receipt, be deemed to have been received as follows:

(a) if delivered by hand, at the time of the actual delivery; or

(b) if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

provided that a notice deemed to have been received on a day which is not a Business Day, or after 18.00 hours in the place of receipt, shall instead be deemed to have been received on the next Business Day at the commencement of normal business hours in the place of receipt.

21. ENTIRE AGREEMENT, AMENDMENT AND SEVERABILITY

21.1 Entire Agreement

21.1.1 This Agreement sets out the entire agreement and understanding between the parties in relation to its subject-matter and supersedes any prior agreements of any nature whatsoever, whether or not in writing relating thereto.

21.1.2 Each party agrees and acknowledges that in entering into this Agreement it does not rely on any representation not expressly set out in this Agreement of any nature made to it by any person (whether a party or not). Each party irrevocably waives all claims, rights and remedies in relation to any such representations made to it before entering into this Agreement.

21.2 Amendment

No provision of this Agreement may be amended, modified, waived or discharged otherwise than by the express written agreement of the parties hereto nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the party not in breach.

21.3 Severability

In the event of any one or more provisions contained in this Agreement being held, for any reason, to be unenforceable in any respect under any Applicable Law: (i) such unenforceability shall not affect any other provisions of this Agreement; (ii) this Agreement shall be construed as if such unenforceable provisions had not been contained therein; and (iii) the parties shall negotiate in good faith to replace any unenforceable provision as has effect nearest to that of the provision being replaced.

22. RIGHTS OF THIRD PARTIES

Except as set out in Clause 10, no provision of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a third party (being any person other than the Parties and their permitted successors and assignees).

23. COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall constitute an original but which when taken together shall constitute one instrument.

24. GOVERNING LAW, JURISDICTION AND ARBITRATION

24.1 Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of England and Wales. Subject to the provisions set out in Clause 24.2 below, the Courts of England, are to have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement.

24.2 Expert Determination

24.2.1 In the event of any dispute, controversy or claim arising out of or in connection with this Agreement (a "**Dispute**"), the aggrieved Party must notify the other Party in writing of such dispute, controversy or claim as soon as reasonably practicable in the circumstances so that the other Party has an opportunity to take such steps as may be necessary to resolve such dispute, controversy or claim at that time and/or prevent any future recurrence of the dispute, controversy or claim in question.

24.2.2 If the parties do not resolve any Dispute within [four (4) weeks] of the notice being given under Clause 24.2.1, then either party can, unless otherwise dictated by this Agreement, give notice that it wishes to refer the matter for expert determination ("**Expert Notice**") in accordance with the following procedure:

(a) the parties shall liaise in good faith for a period of ten (10) days following receipt of the Expert Notice by the party which did not send such notice, with a view to agreeing the identity of a suitably qualified mutually acceptable expert;

(b) if the parties fail to reach agreement pursuant to Sub-Clause (a) above, either party shall be entitled to apply to the Court of Arbitration for Sport to appoint an expert on behalf of the parties;

(c) once the parties are agreed on an expert who is willing to act, or an expert has been appointed pursuant to Sub-Clause (b) above, the expert shall be asked to make a determination of the Dispute;

(d) the expert shall sit as an expert (not as an arbitrator) in London, England, and his proceedings shall be subject to the laws of England and Wales. He shall be required to report within a period of thirty (30) days following the date of his appointment. The expert shall be entitled to determine his own procedure, but shall give both parties the opportunity to make written and oral submissions. All costs of the expert shall be shared equally between the parties. The decision of the expert shall be accepted by the parties as final and binding in the absence of fraud, partiality or manifest error; and

(e) if for any reason the chosen expert is unable or unwilling to act, the procedure set out in this Clause 24.2.2 shall, unless otherwise agreed, commence again.

24.2.3 Notwithstanding the above, each party may bring an action in the English courts to: (i) obtain provisional or injunctive relief prior to the constitution of the expert determination process and/or pending the outcome of any expert determination; or (ii) compel the other party to comply with the expert determination procedure. Further, nothing in this Clause 24.2 shall inhibit or restrict any right of Manor to terminate this Agreement in accordance with Clause 7 or otherwise.

AS WITNESS the hands of the parties hereto or their duly authorised representatives the day and year first above written.

Signed by________________)
duly authorised for and)
on behalf of)
MANOR GRAND PRIX RACING)
LIMITED

Signed by________________)
duly authorised for and)
on behalf of)
PRIME RACING LIMITED)

Signed and delivered as a DEED)
by________________________)
duly authorised for and)
on behalf of)
GREENWOOD COMMERCE LTD)
)
)

Witness:
Name:
Address:
Occupation: